    As filed with the Securities and Exchange Commission on August 20, 2001
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT

                                     Under
                           The Securities Act of 1933
                           --------------------------

                           THE COOPER COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                         6140 Stoneridge Mall Road                             94-2657368
(State or other jurisdiction of                                    Suite 590                                 (I.R.S. Employer
incorporation or organization)                           Pleasanton, California 94588                     Identification Number)
                                                   (Address of principal executive offices)
                                       Registrant's telephone number including area code: (925) 460-3600

                         _____________________________

                           THE COOPER COMPANIES, INC.
                         2001 LONG TERM INCENTIVE PLAN
                            (Full title of the Plan)
                               _________________

                                CAROL R. KAUFMAN
                 Vice President of Legal Affairs, Secretary and
                          Chief Administrative Officer
                           THE COOPER COMPANIES, INC.
                      6140 Stoneridge Mall Road, Suite 590
                              Pleasanton, CA 94588
                                 (925) 460-3600
(Name, address and telephone number, including area code, of agent for service)

                            _______________________

                                   Copies to:

                              LAURA GABRIEL, ESQ.
                             DEBORAH KAWAMURA, ESQ.
                                LATHAM & WATKINS
                       505 Montgomery Street, Suite 1900
                            San Francisco, CA 94111
                                 (415) 391-0600

                        Calculation of Registration Fee

============================================================================================================
               Title of                      Amount      Proposed Maximum    Proposed Maximum     Amount of
             Securities to                   to be        Offering Price        Aggregate       Registration
             be Registered               Registered (1)    Per Share (2)    Offering Price (2)     Fee (2)
------------------------------------------------------------------------------------------------------------
Common Stock
$.10 par value                                 700,000            $53.775         $37,642,500       $9410.75
------------------------------------------------------------------------------------------------------------
Preferred Stock
Purchase Rights                                700,000              (3)                (3)            (3)
============================================================================================================

(1) This registration statement shall also cover any additional shares of common stock which become issuable under The Cooper Companies, Inc. 2001 Long Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without The Cooper Companies, Inc.'s receipt of consideration which would increase the number of outstanding shares of common stock.
(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) (the average ($53.775) of the high ($54.10) and low ($53.45)
     prices for The Cooper Companies, Inc.'s common stock quoted on the New York Stock Exchange, Inc. on August 16, 2001).
(3) Rights to acquire shares of The Cooper Companies, Inc.'s Series A Junior Participating Preferred Stock are attached to and trade with the common stock. Value attributable to such preferred stock purchase rights, if any, is reflected in the market price of the common stock.

                                     PART I

                               EXPLANATORY NOTES

          As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by the Securities Act of 1933, as amended, (the "Securities Act") Rule 428(b). Such documents are not being filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

          This registration statement covers 700,000 shares of common stock, par value $.10 per share, of The Cooper Companies, Inc., a Delaware corporation, reserved for issuance under The Cooper Companies, Inc. 2001 Long Term Incentive Plan and 700,000 preferred stock purchase rights to acquire an aggregate of 7,000 shares of Series A Junior Participating Preferred Stock of The Cooper Companies, Inc. attached to such shares.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents which have been filed with the Securities and Exchange Commission by The Cooper Companies, Inc. are incorporated by reference in this registration statement:

     (a) The Annual Report on Form 10-K for the fiscal year ended October 31, 2000;

     (b) The portions of the Annual Report to Stockholders for the fiscal year ended October 31, 2000 that have been incorporated by reference into the Form 10-K;

     (c) The portions of the Proxy Statement for the Company's March 28, 2001 Annual Meeting of stockholders that have been incorporated by reference into the Form 10-K;

     (d) The Quarterly Reports on Form 10-Q for the periods ended January 31, 2001 and April 30, 2001;

     (e) The Current Reports on Form 8-K filed on March 2, 2001, March 14, 2001, April 3, 2001, April 12, 2001, April 25, 2001, May 3, 2001, May
          31, 2001, June 20, 2001, June 25, 2001, July 13, 2001 and July 23,
          2001;

     (f) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed October 28, 1983; and

     (g) The description of the preferred stock purchase rights contained in the Company's registration statement on Form 8-A filed November 3, 1997.

          All documents filed by The Cooper Companies, Inc. pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Cooper Companies, Inc. is a Delaware corporation.  Subsection
(b)(7) of Section 102 of the Delaware General Corporation Law enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

          Article X of The Cooper Companies, Inc.'s Certificate of Incorporation, as amended, provides that a director shall not be liable to The Cooper Companies, Inc. or its stockholders for monetary damages for breach of duty as a director, except under the circumstances listed in (1) through (4) above and further provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of The Cooper Companies, Inc. shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

          Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

          Paragraph (b) of Article X of The Cooper Companies, Inc.'s Certificate of Incorporation, as amended, provides that each person who was or is made a party to or is threatened to be made party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of The Cooper Companies, Inc. (or was serving at the request of The Cooper Companies, Inc. as a director, officer, employee or agent for another entity) while serving in such capacity shall, except in certain lawsuits initiated by such persons, be indemnified and held harmless by The Cooper Companies, Inc., to the full extent authorized by the Delaware General Corporation Law, as in effect (or, to the extent authority for indemnification is broadened, as it may be amended) against all expense, liability or loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Paragraph (b) further provides that rights conferred thereby shall be contract rights and shall include the right to be paid by The Cooper Companies, Inc. the expenses incurred in defending the proceedings specified above, in advance of their final disposition, provided that, if the Delaware General Corporation Law so requires, such payment shall only be made upon delivery to The Cooper Companies, Inc. by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified under Paragraph (b) or otherwise. Paragraph (b) provides that The Cooper Companies, Inc. may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors, officers and employees.

          Paragraph (b) provides that persons indemnified thereunder may bring suit against The Cooper Companies, Inc. to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit shall be reimbursed by The Cooper Companies, Inc. Paragraph (b) further provides that while it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Delaware General Corporation Law, the burden of proving the defense shall be on The Cooper Companies, Inc. and neither the failure of The Cooper Companies, Inc.'s Board of Directors to have made a determination that indemnification is proper, nor an actual determination by the Board of

Directors that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Paragraph (b) provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire under any statute, provision of The Cooper Companies, Inc.'s Certificate of Incorporation or By-Laws, or otherwise.

          Paragraph (b) also provides that The Cooper Companies, Inc. may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, whether or not The Cooper Companies, Inc. would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          Finally, Paragraph (b) provides that The Cooper Companies, Inc. may enter into indemnification contracts consistent with its provisions. However, the existence of a contract is not a precondition to indemnification under Paragraph (b).

          Article VIII, Section 1 of the By-Laws of The Cooper Companies, Inc. provides:

          "Except as provided in Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom (a "Proceeding") (other than a Proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation or any predecessor corporation or entity, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, that he had reasonable cause to believe that his conduct was unlawful."

          Article VIII, Section 2 of the By-Laws of The Cooper Companies, Inc. provides:

          "Except as provided in Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation or any predecessor corporation or entity, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

          The By-Laws also provide that The Cooper Companies, Inc. may purchase and maintain insurance on behalf of any person who is or was its director, officer, employee or agent, or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any asserted liability against him and incurred by him in any such capacity, whether or not The Cooper Companies, Inc. would have the power to indemnify him against such liability under the provisions of the Certificate of Incorporation, By-Laws or the Delaware General Corporation Law.

          The Cooper Companies, Inc. maintains insurance covering itself and its officers and directors against certain liabilities incurred in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

4.1 Restated Certificate of Incorporation, as partially amended, incorporated by reference to Exhibit 4(a) to The Cooper Companies, Inc.'s registration statement on Form S-3 (No. 33-17330).

4.2 Certificate of Amendment of Restated Certificate of Incorporation dated September 21, 1995, incorporated by reference to Exhibit 3.2 to The Cooper Companies, Inc.'s Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

4.3 Certificate of Amendment of Certificate of Incorporation dated May 24, 2000, incorporated by reference to Exhibit 3.4 to The Cooper Companies, Inc.'s Annual Report on Form 10-K for the fiscal year ended October 31, 2000.

4.4 Certificate of Elimination of Series A Junior Participating Preferred Stock of The Cooper Companies, Inc. filed with the Delaware Secretary of State on October 30, 1997, incorporated by reference to Exhibit 4.1 on Form 10-K for fiscal year ended October 31, 1997.

4.5 Certificate of Designations of Series A Junior Participating Preferred Stock of The Cooper Companies, Inc., incorporated by reference to
         Exhibit 4.0 to The Cooper Companies, Inc.'s Current Report on Form 8-K dated October 29, 1997.

4.6 Amended and Restated By-Laws of The Cooper Companies, Inc. dated December 16, 1999, incorporated by reference to Exhibit 3.3 to The Cooper Companies, Inc.'s Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

4.7 Rights Agreement, dated as of October 29, 1997, between The Cooper Companies, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.0 to The Cooper Companies, Inc.'s Current Report on Form 8-K dated October 29, 1997.

4.8 Amendment No. 1 to Rights Agreement dated September 26, 1998, incorporated by reference to Exhibit 99.1 to The Cooper Companies, Inc.'s Current Report on Form 8-K dated September 25, 1998.

4.9 The Cooper Companies, Inc. 2001 Long Term Incentive Plan, incorporated by reference to Exhibit B to The Cooper Companies, Inc.'s Proxy Statement for its Annual Meeting of stockholders held on March 28, 2001 on Form 14A filed on February 12, 2001.

5.1      Opinion of Latham & Watkins.

23.1     Consent of KPMG LLP.

23.2     Consent of Latham & Watkins (included in Exhibit 5.1).

24.1 Power of Attorney (included in the signature page to this registration statement).

ITEM 9.   UNDERTAKINGS

(a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed with or furnished to the Securities and Exchange Commission by The Cooper Companies, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of The Cooper Companies, Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of The Cooper Companies, Inc. pursuant to the foregoing provisions, or otherwise, The Cooper Companies, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by The Cooper Companies, Inc. of expenses incurred or paid by a director, officer or controlling person of The Cooper Companies, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, The Cooper Companies, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, The Cooper Companies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, California, on the 20th day of August 2001.

                              THE COOPER COMPANIES, INC.

                              By:    /s/ Carol R. Kaufman
                                 ----------------------------------------------
                                                Carol R. Kaufman
                                 Vice President of Legal Affairs, Secretary and
                                          Chief Administrative Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Carol R. Kaufman and Robert S. Weiss, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith or in connection with the registration of the common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by or on behalf of the following persons in the capacities indicated on the 20th day of August 2001.


/s/ A. THOMAS BENDER                                      President, Chief Executive Officer and Director
-----------------------------------------------------     (Principal Executive Officer)
(A. Thomas Bender)

/s/ ROBERT S. WEISS                                       Executive Vice President, Treasurer, Chief
-----------------------------------------------------     Financial Officer and Director (Principal
(Robert S. Weiss)                                         Financial Officer)


/s/ STEPHEN C. WHITEFORD                                  Vice President and Corporate Controller
-----------------------------------------------------     (Principal Accounting Officer)
(Stephen C. Whiteford)

/s/ ALLAN E. RUBENSTEIN, M.D.                             Chairman of the Board of Directors
-----------------------------------------------------
(Allan E. Rubenstein, M.D.)

/s/ MICHAEL H. KALKSTEIN                                  Director
-----------------------------------------------------
(Michael H. Kalkstein)

/s/ MOSES MARX                                            Director
-----------------------------------------------------
(Moses Marx)

/s/ STEVEN ROSENBERG                                      Director
-----------------------------------------------------
(Steven Rosenberg)

/s/ DONALD PRESS                                          Director
-----------------------------------------------------
(Donald Press)

/s/ STANLEY ZINBERG, M.D.                                 Director
-----------------------------------------------------
(Stanley Zinberg, M.D.)


                           THE COOPER COMPANIES, INC.

                                 EXHIBIT INDEX

          Description of Exhibit

--------------------------------------------------------------------------------

4.1 Restated Certificate of Incorporation, as partially amended, incorporated by reference to Exhibit 4(a) to The Cooper Companies, Inc.'s registration statement on Form S-3 (No. 33-17330).

4.2 Certificate of Amendment of Restated Certificate of Incorporation dated September 21, 1995, incorporated by reference to Exhibit 3.2 to The Cooper Companies, Inc.'s Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

4.3 Certificate of Amendment of Certificate of Incorporation dated May 24, 2000, incorporated by reference to Exhibit 3.4 to The Cooper Companies, Inc.'s Annual Report on Form 10-K for the fiscal year ended October 31, 2000.

4.4 Certificate of Elimination of Series A Junior Participating Preferred Stock of The Cooper Companies, Inc. filed with the Delaware Secretary of State on October 30, 1997, incorporated by reference to Exhibit 4.1 on Form 10-K for fiscal year ended October 31, 1997.

4.5 Certificate of Designations of Series A Junior Participating Preferred Stock of The Cooper Companies, Inc., incorporated by reference to
        Exhibit 4.0 to The Cooper Companies, Inc.'s Current Report on Form 8-K dated October 29, 1997.

4.6 Amended and Restated By-Laws of The Cooper Companies, Inc. dated December 16, 1999, incorporated by reference to Exhibit 3.3 to The Cooper Companies, Inc.'s Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

4.7 Rights Agreement, dated as of October 29, 1997, between The Cooper Companies, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.0 to The Cooper Companies, Inc.'s Current Report on Form 8-K dated October 29, 1997.

4.8 Amendment No. 1 to Rights Agreement dated September 26, 1998, incorporated by reference to Exhibit 99.1 to The Cooper Companies, Inc.'s Current Report on Form 8-K dated September 25, 1998.

4.9 The Cooper Companies, Inc. 2001 Long Term Incentive Plan, incorporated by reference to Exhibit B to The Cooper Companies, Inc.'s Proxy Statement for its Annual Meeting of stockholders held on March 28, 2001 on Form 14A filed on February 12, 2001.

5.1     Opinion of Latham & Watkins.

23.1    Consent of KPMG LLP.

23.2    Consent of Latham & Watkins (included in Exhibit 5.1).

24.1 Power of Attorney (included in the signature page to this registration statement).